UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

QUANTUM-SI INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut (Address of principal executive offices)		06437 (Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2021, Quantum-Si Incorporated (the “Company”) entered into a Lease Agreement (the “Lease”) with BP3-SD5 5510 Morehouse Drive LLC (the “Landlord”) for approximately 25,586 rentable square feet consisting of the 4th floor of the building located at 5510 Morehouse Drive, San Diego, California (the “Premises”). The Premises covered by the Lease will serve as the Company’s product development and operations facility.

The initial term of the Lease is six (6) years and four (4) months beginning on the Lease Commencement Date, which is September 1, 2021. The Company has the option to extend the Term of the Lease for one (1) additional five (5) year period, subject to the terms of the Lease.

The Company will be obligated to make monthly rent payments in the amount of approximately $117,183.88 per month for the first twelve (12) months, which is subject to increase by 3% annually thereafter. In the event the Company exercises its option to extend the Lease term, the Lease provides for monthly rent payments during the additional five (5) year periods at the then-current fair market rent as determined in accordance with the Lease. In addition to Base Rent, the Lease requires the Company to pay its proportionate share (23.74%) of Additional Rent amounts for taxes, insurance, maintenance and other operating expenses.

The Lease includes various covenants, indemnities, termination rights, and other provisions customary for lease transactions of this nature, including the delivery by the Company of a security deposit in the amount of $117,183.88 concurrent with the Company’s execution of the Lease. The Lease also contains customary events of default that, among other things, entitle the Landlord to terminate the Lease and recover from the Company all rent payments and other amounts payable as of the date of termination and that would otherwise be payable for the remainder of the term of Lease, plus certain additional costs and expenses arising from the termination. The specified events of default include, among other things, nonpayment of rent or other amounts due and payable by the Company under the Lease, an uncured breach of a covenant under the Lease, abandonment of the Premises, an assignment to the benefit of creditors, and certain bankruptcy and insolvency events.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 24, 2021, the Company issued a press release announcing its entry into the Lease. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease Agreement between Quantum-Si Incorporated and BP3-SD5 5510 Morehouse Drive LLC, dated June 18, 2021

99.1	Press Release, dated June 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

By:	/s/ John Stark
Name:	John Stark
Title:	Chief Executive Officer

Date:      June 24, 2021